UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 4, 2018 (September 28, 2018)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	(Identification No.)

860 N. Orange Avenue, Suite B, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Promissory Note

On September 28, 2018 (the “Closing Date”), Hemispherx, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Iliad Research and Trading, L.P. (the “Lender”), pursuant to which the Company issued a Secured Convertible Promissory Note (the “Convertible Note”) to the Lender dated as of the Closing Date. The Convertible Note has an original principal amount of $3,170,000, bears interest at a rate of 10% per annum and will mature on September 28, 2019, unless earlier paid, redeemed or converted in accordance with its terms. The Company also issued to the Lender 500,000 shares of its Common Stock (the “Origination Shares”). The Company received proceeds of $3,000,000 after an original issue discount and payment of Lender’s legal fees.

The Convertible Note provides the Lender with the right to convert, at any time, all or any part of the outstanding principal and accrued but unpaid interest into shares of the Company’s Common Stock at a conversion price of $0.30 per share (“Lender Conversion Price”). Further, beginning on March 28, 2019, the Convertible Note also provides the Lender with the right to redeem all or any portion of the Convertible Note (“Redemption Amount”). The payments of each Redemption Amount may be made, at the option of the Company, in cash, by converting such Redemption Amount into shares of Common Stock (“Redemption Conversion Shares”), or a combination thereof. The number of Redemption Conversion Shares equals the portion of the applicable Redemption Amount being converted divided by the lesser of $0.30 or the Market Price. The Market Price is defined as 80% of lowest daily VWAP during the ten (10) Trading Days immediately preceding the applicable measurement date. The Purchase Agreement requires the Company to reserve at least 8,900,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Convertible Note. However, the Convertible Note provides that the aggregate number shares of Common Stock issued to the Lender under the Convertible Note and Purchase Agreement shall not exceed 19.99% of the total number of shares of Common Stock outstanding as of the Closing Date unless the Company has obtained stockholder approval of the issuance pursuant to the requirements of the NYSE American Company Guide.

Pursuant to a Security Agreement between the Company and the Lender, repayment of the Convertible Note is secured by substantially all of the assets of the Company other than its intellectual property. Certain of the assets covered by the Security Agreement are currently encumbered by the Company’s landlord. The Lender has agreed that, if the landlord subordinates its security interest within thirty (30) days of the Closing Date, then the Lender will return the Origination Shares to the Company. The Purchase Agreement and Convertible Note contain customary events of default upon the occurrence and during the continuance of which all obligations under the Purchase Agreement and Convertible Note may be declared immediately due and payable.

The Company has filed herewith as Exhibits 10.1, 10.2 and 10.3 the Purchase Agreement, Convertible Note and Security Agreement, which are incorporated herein by reference, and the foregoing descriptions of the Purchase Agreement, Convertible Note and Security Agreement are qualified in their entirety by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance and sale of the Convertible Note and the Origination Shares by the Company to the Lender were made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D promulgated thereunder, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representation of such investor to the Company that it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D of the Act), and the representation of such investor that it was purchasing the Convertible Note for its own account and without a view to distribute it.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
10.1	September 28, 2018 Securities Purchase Agreement between the Company and Iliad Research and Trading, L.P.
10.2	September 28, 2018 Secured Convertible Promissory Note from the Company to Iliad Research and Trading, L.P.
10.3	September 28, 2018 Security Agreement between the Company and Iliad Research and Trading, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

October 4, 2018	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO